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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WILLDAN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 20, 2011

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Friday, June 3, 2011 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840.

        We utilize the Internet as our primary means of furnishing proxy materials to our stockholders. Stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper copies of the proxy materials if they so choose. Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

        At the Annual Meeting, you will be asked to (i) elect nine directors; (ii) ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm; and (iii) transact such other business as may properly come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of each of the nine director nominees and "FOR" the ratification of the appointment of Ernst & Young LLP. The matters to be considered during the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders and the Proxy Statement.

        YOUR VOTE IS VERY IMPORTANT. We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote by Internet, telephone, or mail at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. Instructions regarding all methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY INTERNET, TELEPHONE OR MAIL, OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

        Thank you for your continued support of Willdan. We look forward to seeing you at the Annual Meeting.

Win Westfall Chairman of the Board
Thomas D. Brisbin President and Chief Executive Officer

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2011

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Willdan Group, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 3, 2011 at 10:00 a.m. Pacific Daylight Time at The Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, for the following purposes described in this Notice:

(1)
To elect nine members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified;

(2)
To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 30, 2011; and

(3)
To consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on Monday, April 11, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company's common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2011: Our proxy statement is attached. Our financial and other information is contained in our 2010 Annual Report to Stockholders. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. You will not receive a printed copy of the proxy materials unless specifically requested. This proxy statement and our 2010 Annual Report to Stockholders, including our Form 10-K for the year ended December 31, 2010, are available on our website at http://ir.willdangroup.com/annual-proxy.cfm, which does not have "cookies" that identify visitors to the site. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future Annual Meeting materials in printed or email form.

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. Registered holders may vote:

  1.
  By Internet: go to www.investorvote.com/WLDN;

  2.
  By toll-free telephone: call 1-800-652-VOTE (8683); or

  3.
  By mail: mark, sign, date and promptly mail the proxy card when received.

        Any Proxy may be revoked by delivery of a later dated Proxy or a written notice of revocation or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors
Roy L. Gill Secretary
Anaheim, California April 20, 2011

i

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2011

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Willdan Group, Inc., a Delaware corporation (the "Company"), for use at its 2011 Annual Meeting of Stockholders to be held on Friday, June 3, 2011 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, and at any adjournment or postponement thereof (the "Annual Meeting"). We first made this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card available to stockholders on or about April 20, 2011. The Company's 2010 Annual Report, including financial statements for the fiscal year ended December 31, 2010, is being made available to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of nine directors; and

  (2)
  the ratification of the appointment of the Company's independent registered public accounting firm.

        In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who can attend the Annual Meeting?

        All stockholders of the Company as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting.

Who is entitled to vote?

        Only holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on the record date, April 11, 2011 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. The Common Stock is the only class of securities of the Company authorized to vote. Under the Company's Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum?

        The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 7,256,755 shares of Common Stock were outstanding and entitled to vote. Abstentions and "broker non-votes" will count toward the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner returns an executed proxy, but strikes out a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

 How do I vote?

        If you are a registered stockholder as of the close of business on the Record Date, you may vote in person at the Annual Meeting or by proxy without attending the meeting. Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet, or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the Notice of Internet Availability of Proxy Materials and/or on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, date, sign, and return the proxy card. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you receive from your broker or nominee with the proxy card.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by delivering a duly executed proxy bearing a later date or a written revocation to the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

If I return my proxy card without specifying voting instructions on it, will my shares be voted?

        Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendations are set forth together with the description of each matter in this Proxy Statement. In summary, the Board unanimously recommends a vote: FOR election of each of the nine nominees for director and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 30, 2011.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders.

What vote is required to approve each matter?

        Assuming the presence of a quorum, the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee and the affirmative vote of a majority of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm.

Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors or the ratification of the appointment of Ernst & Young LLP.

Who tabulates the votes?

        Stockholder votes will be tabulated by the persons appointed to act as inspectors of election for the Annual Meeting.

Could other matters be decided at the meeting?

        It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting. If other matters are presented, proxies will be voted by the proxy holders in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        We will mail you, without charge, a copy of our annual report on form 10-K for the fiscal year ended December 31, 2010, including the consolidated financial statements, schedules and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor relations. The annual report on Form 10-K is also available at www.willdan.com.

Where can I find the voting results of the Annual Meeting?

        Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the United States Securities and Exchange Commission (the "SEC") and which we will make available on our website at www.willdan.com under "Investors—SEC Filings".

PROPOSAL 1:

ELECTION OF DIRECTORS

        The Bylaws provide that the Board of Directors (the "Board") consist of nine directors until changed by the Board. The directors are regularly elected at each annual meeting of the stockholders, and each director shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

        The nine nominees, if elected at the Annual Meeting, will hold office until the next annual meeting of stockholders, or until an earlier stockholder meeting at which directors are elected, and until their respective successors are duly elected and qualified. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated Win Westfall, Thomas D. Brisbin, Linda L. Heil, Raymond W. Holdsworth, W. Tracy Lenocker, Douglas J. McEachern, Keith W. Renken, Wayne Shelton and John M. Toups to serve as directors of the Company (each a "Nominee" and collectively, the "Nominees"). Each Nominee is currently serving as a director.

        Each Nominee has consented to be nominated and to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Directors and Nominees

        The following table and biographical descriptions set forth certain information with respect to our current directors and the Nominees. Unless otherwise specified, each Nominee has continuously served as a director of the Company since he or she was previously elected, based on information furnished to the Company by each director. The following information is as of April 20, 2011, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Win Westfall	77	2001	Chairman of the Board
Thomas D. Brisbin	58	2007	President and Chief Executive Officer
Linda L. Heil	71	2006
Raymond W. Holdsworth	68	2009
W. Tracy Lenocker	65	1997
Douglas J. McEachern	59	2009
Keith W. Renken	76	2006
Wayne Shelton	78	2008
John M. Toups	85	2007

        The Company believes that the members of its Board should have a range of skills, experience, diversity, and expertise that enables the Board to provide sound guidance with respect to the Company's operations and interests. When considering a candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate's background and accomplishments. The Nominating and Corporate Governance Committee identifies candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics, and recommends nominees for director to the Board for approval.

        The Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company's businesses, particularly in engineering, consulting and finance. The majority of the Company's current directors, who are also the Nominees, holds or has held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below. In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which increases their knowledge of effective corporate governance.

        The Nominating and Corporate Governance Committee also believes that each of the Nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience, and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. The following biographies provide further qualifications, attributes and other information with respect to the directors and Nominees.

        Win Westfall has served as our Chairman of the Board since May 2006, and has been a member of our board of directors since 2001. Mr. Westfall was our President and Chief Executive Officer from May 2006 to February 2007, our Senior Vice President of Corporate Relations from January 2004 to May 2006, and a regional manager in northern California from 1998 through January 2004. Mr. Westfall has over 35 years experience as a line manager for consulting engineering firms, and has served as city engineer for seven California cities. Mr. Westfall received his B.S. in Civil Engineering from the University of Southern California in 1962, and an M.B.A. from Pepperdine University in 1980. Mr. Westfall is a fellow of The Society of American Military Engineers and has been active in numerous other professional associations. During 1997, he served as the National President for The American Public Works Association, or APWA, the first private consultant to hold this position. Mr. Westfall has served on and chaired national committees for the American Council of Engineering Companies, and in 2004 was made an Honorary CLOD (past president) of the County Engineers Association of California, the first private consultant to be accorded this honor. He has been a registered civil engineer in California, Hawaii, Idaho, Nevada and Washington. Mr. Westfall also has served as the trustee of the APWA Education Endowment Fund since 1999 and on the California Transportation Foundation board of directors since 2005. Mr. Westfall, as a former executive officer and regional manager of the Company with significant engineering experience, brings his in-depth knowledge of our Company and its industry, operations and business to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an engineer for California cities benefits our Board by providing increased understanding of the needs of our clients.

        Thomas D. Brisbin joined our Board of Directors in April 2007, when he was also appointed our President and Chief Executive Officer. Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, since spring 2004. At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Dr. Brisbin was responsible for developing the company's environmental business. Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years. Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc. During his tenure at PRC, he was involved in all aspects of operations, marketing and finance. Before joining PRC, he was a research associate at Argonne National Laboratory. He has also served as an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology. He also completed Harvard Business School's Advanced Management Program in 1988. Dr. Brisbin, as our current President and Chief Executive Officer, brings his in-depth knowledge of the day-to-day operations of the Company and its industry to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an executive officer at Tetra Tech, a publicly traded engineering and consulting company, benefits our Board by increasing his knowledge of our industry and effective public company corporate governance.

        Linda L. Heil has served as a member of our Board of Directors since May 2006 and is a member of our Nominating and Corporate Governance and Investment, Finance and Strategy Committees. She is also currently our largest individual stockholder. Mrs. Heil is the widow of Dan Heil who co-founded the company in 1964. Mr. Heil served as our Chief Executive Officer and Chairman from the company's inception until 1993, and then again from 1995 until his passing in May 2006. Mrs. Heil is retired from active employment but has been a licensed real estate agent since 1977 and has practiced periodically. As our largest stockholder, Mrs. Heil benefits the Board because she is particularly attuned to strategic, financial and other matters that may affect stockholders' investments in the Company.

        Raymond W. Holdsworth joined our Board of Directors in 2009. He is a member of our Nominating and Corporate Governance and Investment, Finance and Strategy Committees. Mr. Holdsworth previously served as Vice Chairman of Corporate Development for AECOM from October 2005 through March 2009, and he continues to work as a consultant for AECOM. Mr. Holdsworth joined AECOM in 1992 and held a number of positions, including President, before being named Vice Chairman in 2005. During his tenure at AECOM, he led a variety of outreach, growth and diversification activities. Mr. Holdsworth began his career at Peat Marwick Mitchell and worked in California's Office of Transportation Planning and Research. He has also held senior management positions with DMJM, an engineering/architectural firm in the transportation and infrastructure industry which is now a major operating subsidiary of AECOM, International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc., a company that provides strategic consulting, planning, engineering, and program and construction management services relating to infrastructure. Mr. Holdsworth serves as a director of Sundt Corporation, Inc., a private company that builds projects for public and private clients throughout the United States, and as a Trustee for California State University. Mr. Holdsworth received a B.A. in English in 1964 from Lake Forest College and an M.B.A. in 1969 from the University of Pennsylvania, Wharton School of Business. He is a former Chairman of the California Chamber of Commerce and a former Vice Chairman of the Civil Engineering Research Foundation/International Institute. We believe that Mr. Holdsworth's background in engineering and experience as the Vice Chairman of Corporate Development for AECOM during the time when it became a public company provides useful insight to the Board with regard to our growth strategy and strategic initiatives.

        W. Tracy Lenocker served as a member of our Board of Directors periodically since the 1980s and continuously from 1997 through February 2007. After serving as our interim President and Chief Executive Officer from February 2007 through April 2007, he once again joined our Board of Directors in April 2007. Mr. Lenocker serves as the chairperson of our Nominating and Corporate Governance Committee and is a member of our Investment, Finance and Strategy Committee. Mr. Lenocker is currently the President and majority owner of Lenocker Consulting Group which provides civil engineering and geographic information systems, or GIS, consulting services. He also founded Lenocker & Associates in 1995, which provides GIS services to public agencies, and served as its President until 2006. From July 2006 until December 2007 he was the President of Civilsoft LLC, a consulting firm specializing in civil engineering. He has worked in both the public and private engineering sectors in California and Florida. Mr. Lenocker was a part-time instructor in civil engineering at California State University, Long Beach from 1980 to 1991. He is a past chairman of the American Society of Civil Engineers, or ASCE, Committee on Computer Practices and received the national ASCE award in Computing in Civil Engineering. Mr. Lenocker also has served on the boards of directors of several non-profit organizations and currently is the chairman of the board for the W. A. Tucker Foundation and serves on the Diabetic Youth Services board. Mr. Lenocker received a

B.S. in Civil Engineering in 1975 from the University of Florida and an M.S. in Civil Engineering from California State University, Long Beach in 1980. Mr. Lenocker is a registered civil engineer in California. We believe that Mr. Lenocker's long tenure on our Board, along with his significant engineering and consulting experience, makes him a valuable resource to our Board.

        Douglas J. McEachern joined our Board of Directors in 2009 and is a member of our Audit and Compensation Committees. He was an Audit Partner at Deloitte & Touche, LLP, or Deloitte, from August 1985 until May 2009. Mr. McEachern was a staff member and manager at Deloitte's predecessor, Touche Ross & Co., from 1976 to 1983. From 1983 to 1985, he was the Professional Accounting Fellow with the Federal Home Loan Bank Board in Washington D.C. Mr. McEachern is the Audit Committee Chairman of Big Brothers/Big Sisters of Greater Los Angeles. He is also a member of the Methodist Hospital of Arcadia and Arcadia Public Library Foundation boards of directors. During 2009, Mr. McEachern was an auditing instructor at Claremont McKenna College and he taught accounting at California State Polytechnic University at Pomona. Additionally, Mr. McEachern is a member of the American Institute of Certified Public Accountants, or AICPA, the California Society of Certified Public Accountants, or CalCPA, and the National Association of Real Estate Investment Trusts, or NAREIT. Mr. McEachern received a B.S in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California. We believe that Mr. McEachern's significant audit experience at Deloitte makes him an important contributor to our Board and its committees, including the Audit Committee.

        Keith W. Renken joined our Board of Directors in September 2006. He is the chairperson of our Audit Committee and a member of our Compensation and Investment, Finance and Strategy Committees. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. From 1992 through 2006, he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He is currently the Managing Partner of Renken Enterprises, a family business providing consulting services to growth companies and real estate operations. Mr. Renken is on the board of directors and audit committees of two other publicly held companies, East West Bancorp, Inc., since 2000, and Limoneira Company, an integrated agribusiness, since 2009, and one investment management company, Whittier Trust Company, since September 2008. He is also on East West Bancorp, Inc.'s compensation committee. Mr. Renken was also a member of the board of directors of 21st Century Insurance Group from 2002 until 2007, and he serves on the boards of directors and/or audit committees of several other private companies and non-profit organizations. Mr. Renken is a Certified Public Accountant in the states of Arizona (inactive) and California (inactive). He received a B.S. in Business Administration in 1957 from the University of Arizona and an M.S. in Business Administration from the University of Arizona in 1959. We believe that Mr. Renken's considerable knowledge of financial and operational issues facing large companies and his accounting and finance experience at Deloitte makes him a valuable member of our Board and its committees, including the Audit Committee. In addition, we believe that Mr. Renken's extensive experience on the boards and audit committees of diverse public and private companies, including financial services companies, provides him with increased knowledge of effective corporate governance that benefits the Board and its committees.

        Wayne Shelton joined our Board of Directors in April 2008. He is the chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Shelton served as President and Chief Executive Officer of Hughes Information Systems, an information systems and engineering firm and subsidiary of Hughes Aircraft Company, from 1990 until his retirement in 1997. From 1987 until 1990, Mr. Shelton served as President and Chief Executive Officer of PRC. Prior to becoming PRC's Chief Executive Officer, Mr. Shelton was PRC's President and Chief Operating Officer. Additionally, from 1985 to 1990, Mr. Shelton served as executive vice president of Emhart Corporation, a multinational manufacturing, electronics and chemical company and the parent company of PRC. Mr. Shelton also served as a part-time consultant to senior executives and boards of directors from 2005 until 2009. Mr. Shelton served as a trustee for Inova Health Care Services from 2003 until 2009, and as a member of Inova Health Systems' audit and compliance subcommittee from 2005 to 2009. Mr. Shelton received his B.S. in Mathematics from the University of Minnesota in 1954. We believe that Mr. Shelton's strong background in the engineering industry, including his prior experience as President and Chief Executive Officer of both Hughes Information Systems and PRC, makes him a valuable resource on our Board.

        John M. Toups joined our Board of Directors in April 2007. Mr. Toups serves as chairperson of our Investment, Finance and Strategy Committee and he is a member of our Audit and Compensation Committees. Mr. Toups served as President and Chief Executive Officer of PRC from 1978 until 1987. Prior to that, Mr. Toups served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp. Mr. Toups serves as a director of two other public companies: GTSI Corp., a reseller of software and hardware, and NVR, Inc., a homebuilding and mortgage banking company. He is the chairman of the board and the nominating and corporate governance committee for GTSI, and also serves on its compensation committee. He is the chairman of NVR's compensation committee and serves on NVR's corporate governance and executive committees. In addition, Mr. Toups serves as a director of two privately held companies, Dinte Resources, Inc., an executive search firm, and Dewberry & Davis, an engineering services firm, and serves on Dewberry's audit committee. Mr. Toups also served as a director of Halifax Corporation, a publicly held electronic services company, from 1993 until 2010, when Halifax Corporation was acquired and ceased to be a publicly traded company. He also is currently the Chair Emeritus for the Inova Health System Board of Trustees. Mr. Toups received his B.S. in Civil Engineering from the University of California, Berkeley in 1949. He is a registered civil engineer in California and Maryland and a fellow of the American Society of Civil Engineers. We believe that Mr. Toups' extensive experience as an officer and as a director of a broad range of both public and private companies, including engineering and financial services companies, allows him to provide strong leadership and oversight on our strategic and financial plans. In particular, we believe Mr. Toups' experience as President and Chief Executive Officer of PRC and his extensive experience serving on the boards and committees of publicly traded companies provides valuable insight on our industry and effective corporate governance to our Board and its committees.

Vote Required for Election of Each Nominee

        Election of each Nominee requires the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On June 29, 2010, after being recommended by the Audit Committee and approved by our Board of Directors, we dismissed KPMG LLP, an independent registered public accounting firm, as our principal accountant. Following the recommendation of the Audit Committee, our Board of Directors approved the engagement of Ernst & Young LLP, an independent registered public accounting firm, as our principal accountant with respect to the audit of our financial statements for the fiscal year ended December 31, 2010. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 30, 2011.

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of Ernst & Young LLP for the fiscal year ending December 30, 2011 by the stockholders. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if Ernst & Young LLP should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Principal Accountant's Fees and Services

        The following is a summary of the fees billed to us by Ernst & Young LLP for professional services for the fiscal year ended December 31, 2010:

Fee Category	Fiscal 2010 Fees
Audit Fees	$305,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total Fees	$305,000

        The following is a summary of the fees billed to us by KPMG LLP for professional services for the fiscal years ended December 31, 2010 and January 1, 2010:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit Fees	$87,000	$405,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$87,000	$405,000

  Audit Fees

        Fees for audit services provided by Ernst & Young LLP for fiscal 2010 consisted of professional services for the annual audit of our consolidated financial statements and for review of our second and third quarter interim condensed consolidated financial statements including quarterly reports. Fees for audit services provided by KPMG LLP for fiscal 2010 consisted of fees for review of our first quarter interim consolidated financial statements, fees associated with providing consents and fees associated with our change in auditors. Fees for audit services provided by KPMG LLP for fiscal 2009 consisted of professional services for the annual audit of our consolidated financial statements and for review of our interim condensed consolidated financial statements including quarterly reports.

  Audit-Related Fees

        No fees for audit-related services were billed by Ernst & Young LLP or KPMG LLP in fiscal 2010 or fiscal 2009.

  Tax Fees

        No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were billed by Ernst & Young LLP or KPMG LLP in fiscal 2010 or fiscal 2009.

  All Other Fees

        There were no fees paid for any other services not described above in fiscal 2010 or fiscal 2009.

        The Company has been advised by Ernst & Young LLP and KPMG LLP that neither of the firms, nor any member of either of the firms, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

Vote Required for Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm

        Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 30, 2011, requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 30, 2011. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

CORPORATE GOVERNANCE

The Board of Directors

  Corporate Governance

        The Company is managed under the direction of a Board of Directors currently composed of nine members, seven of whom the Board has determined are independent under the rules of the listing standards for the Nasdaq Global Market (the "Nasdaq Rules") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An eighth director, Mr. Westfall, can also now be deemed independent by the Board under the Nasdaq Rules and the Exchange Act and the Board intends to consider Mr. Westfall's independence at its next meeting. If all of the nominees named in this proxy statement are elected and Mr. Westfall is deemed independent by the Board, eight of the nine directors will be independent under the Nasdaq Rules.

        Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and they are encouraged to attend the Annual Meeting of Stockholders. The Board of Directors met four times in 2010. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and of each committee on which he or she served during 2010. Each incumbent director attended the 2010 annual meeting. Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board of Directors in care of the Secretary of the Company at the address shown below under "—Communications with the Board of Directors."

  Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-management director serve as Chairman is in the best interest of the Company's stockholders at this time. This structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations. At the same time, because the Chairman of the Board, Mr. Westfall, is the Company's former President and Chief Executive Officer, and worked for the Company from 1998 until 2007, this structure also makes use of Mr. Westfall's extensive knowledge of the Company and its industry. The Company also believes that having a non-management director serve as Chairman of the Board ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.

  Executive Sessions

        Non-management directors meet regularly in executive sessions without management. Non-management directors are those directors who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason other than being an employee of the Company. Executive sessions are led by a "Lead Director" and Mr. Renken has been designated as the Lead Director. An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Director in his own discretion or at the request of the Board.

  Director Independence

        The Company has established standards of independence for the Board that comply with the Nasdaq Rules and Exchange Act. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        The Company's policy is to have at least a majority of directors qualify as independent under the listing standards set forth in the Nasdaq Rules and Exchange Act. The Board of Directors has determined that Messrs. Holdsworth, Lenocker, McEachern, Renken, Shelton and Toups and Mrs. Heil are independent directors under the standards set forth in the Nasdaq Rules and Exchange Act.

  Committees of the Board of Directors

        We have four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment, Finance and Strategy Committee. The charters for each of these committees are available on our website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" or are available in print to any stockholder who requests a copy from the Company's Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. Each of these committees regularly reports to the Board of Directors as a whole. Mr. Westfall, our chairman of the board, serves as an ex officio member of each committee but does not attend executive sessions that are held by each committee.

        Audit Committee.    The Board's Audit Committee consists of Messrs. Renken, McEachern and Toups, each of whom the Board has determined is an independent director and meets the independence requirements for Audit Committee members under the Nasdaq Rules and the Exchange Act. Mr. Renken is the chairman of the Audit Committee and has been designated by the Board as the Audit Committee financial expert. Each of the other members of the Audit Committee is financially literate. The Audit Committee met six times during fiscal 2010.

        Under the terms of the Audit Committee charter, the purpose of this committee is to assist the Board in overseeing the integrity of the Company's financial statements and financial reporting, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal reporting and audit functions, and the Company's disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee confers formally with the Company's independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

        Compensation Committee.    The Board's Compensation Committee consists of Messrs. Shelton, McEachern, Renken, and Toups, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Shelton serving as the Committee's chairman. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee charter requires that the Compensation Committee consist of two or more members of the Board, each of whom satisfies the independence requirements under Nasdaq Rules and the Exchange Act. At all times during fiscal 2010, the Compensation Committee consisted of at least two members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements. The Compensation Committee met five times during fiscal 2010, although the members only received fees for attending four of the meetings.

        The Compensation Committee assists the Board of Directors in determining the compensation of the Company's executive officers and senior management and recommends to the Board annual and long-term compensation for the Company's executive officers and senior management. In addition to its annual review of the compensation of the Company's officers, the Compensation Committee administers the Company's 2008 Performance Incentive Plan (the "2008 Plan"), 2006 Stock Incentive Plan (the "2006 Plan") and the Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the "ESPP"). The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below). Our other executive officers, including the other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers or our other executive officers.

        The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers).

        Nominating and Corporate Governance Committee.    The Board's Nominating and Corporate Governance Committee consists of Messrs. Lenocker, Holdsworth and Shelton and Mrs. Heil, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Lenocker serving as the Committee's chairman. The Nominating and Corporate Governance Committee met four times in fiscal 2010.

        The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, as discussed above under "—Information Regarding Directors." Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Nominating and Corporate Governance Committee seeks a broad range of perspectives and considers both the personal characteristics and experience of prospective nominees to ensure that the Board as a whole will possess the appropriate skills and expertise to oversee the Company. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

        After assessing the perceived needs of the Board, the Nominating and Corporate Governance Committee identifies specific individuals and looks to well respected companies as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

        Investment, Finance and Strategy Committee.    The Board's Investment, Finance and Strategy, or IFS, Committee consists of Messrs. Toups, Holdsworth, Lenocker and Renken and Mrs. Heil, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Toups serving as the Committee's chairperson. The IFS Committee assists the Board by reviewing and making recommendations to the Board or taking actions on behalf of the Board relating to the Company's financial and strategic plans. The IFS Committee charter requires that the IFS Committee consist of three members of the Board, each of whom the Board has determined satisfies the independence requirements under the Nasdaq Rules and the Exchange Act. The IFS Committee met four times during fiscal 2010.

        The responsibilities of the IFS Committee include reviewing with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company's capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment strategies, and potential acquisitions, and risk oversight. The Committee also reviews and may recommend to the Board actions relating to offerings of the Company's debt or equity securities; purchases or disposals of treasury shares, except the purchase of shares pursuant to approved employee benefit plans; stock splits or reclassification of shares; the declaration and payment of any dividends on the Company's common stock; guarantees of unconsolidated third party indebtedness; and certain other financial transactions and strategies.

  Oversight of Risk

        Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrate risk management into the Company decision-making.

        The Board has designated the IFS Committee to take the lead in overseeing risk management and the IFS Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee's own analysis and conclusions regarding the adequacy of the Company's risk management processes.

        In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

  Code of Ethics

        The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules. This Code of Ethical Conduct is available on the Company's website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.

  Material Litigation

        There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

  Director Nominations by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws, including the advance notice provisions therein, and as set forth hereafter under the caption "Other Information—Stockholder Proposals." Stockholders wishing to recommend a candidate must submit the recommendation to the Nominating and Corporate Governance Committee, c/o the Secretary, Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the Nasdaq Rules, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Code;

  •
  Consent to serve on the board of directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary directors' and officers' questionnaire.

        The nominating stockholder must also submit the following information in its notice to the Company: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder; (iii) any derivative positions with respect to shares of the Company's capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company's capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder with respect to shares of the Company's capital stock, (iv) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, and (v) a representation whether the stockholder intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.

        The Nominating and Corporate Governance Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the board. The Nominating and Corporate Governance Committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

  Communications with the Board of Directors

        Individuals may contact the Company's entire Board of Directors or an individual director by sending a written communication to the Board or such director in care of:

    Secretary
    Willdan Group, Inc.
    2401 E. Katella Avenue, Suite 300
    Anaheim, CA 92806

        Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent. Each communication will be reviewed by the Company's Secretary to determine whether it is appropriate for presentation to the Board or such director. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

        A stockholder wishing to communicate directly with the non-management members of the board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address set forth above. These communications will be handled by the Lead Director, who presides at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to the director's individual name, c/o the Board of Directors, at the address above.

PRINCIPAL STOCKHOLDERS

        Except as otherwise noted, the following table sets forth information as of April 11, 2011 with respect to: (i) each of our directors and director nominees, (ii) each of our Named Executive Officers (as defined below under "Executive Compensation"), (iii) our directors and executive officers as a group and (iv) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC.

        Unless otherwise noted below, the address of the persons listed on the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. We had 7,256,755 shares of common stock outstanding on April 11, 2011.

Name and Address of Stockholder	Amount of Beneficial Ownership	Percent of Common Stock
Executive Officers, Directors and Director Nominees
Win Westfall(1)	11,500	*
Thomas D. Brisbin(2)	173,798	2.35%
Linda L. Heil(3)	789,337	10.86%
Raymond W. Holdsworth(4)	7,500	*
W. Tracy Lenocker(5)	168,500	2.32%
Douglas J. McEachern(6)	18,000	*
Keith W. Renken(7)	53,500	*
Wayne Shelton(8)	29,500	*
John M. Toups(9)	35,500	*
Kimberly D. Gant(10)	56,183	*
Marc Tipermas(11)	46,662	*
All directors and executive officers as a group (13 persons)	1,504,312	19.76%
5% Stockholders
Phronesis Partners, L.P.	735,682	10.14%
130 East Chestnut Street Suite 403 Columbus, OH 43215
Wedbush, Inc.	700,210	9.65%
1000 Wilshire Blvd Los Angeles, CA 90017
RBF Capital, LLC	485,975	6.70%
100 Drakes Landing Rd. Suite 300 Greenbrae, CA 94904

*
The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company's outstanding common stock.

(1)
Consists of 2,000 shares of common stock held directly by Mr. Westfall and 9,500 shares of common stock subject to options exercisable on or before June 10, 2011.

(2)
Consists of 25,465 shares of common stock held directly by Dr. Brisbin and 148,333 shares of common stock subject to options exercisable on or before June 10, 2011.

(3)
Consists of 711,598 shares of common stock held in The Dan W. Heil Marital Trust, 64,239 shares of common stock held in the Dan W. Heil Family Trust, and 13,500 shares of common stock subject to options exercisable on or before June 10, 2011. Mrs. Heil is the sole trustee and beneficiary of each trust and has voting and investment control over our shares of common stock held therein.

(4)
Consists of 7,500 shares of common stock subject to options exercisable on or before June 10, 2011.

(5)
Consists of 150,000 shares of common stock held in The 1996 Tracy and Joanne Lenocker Family Trust and 18,500 shares of common stock subject to options exercisable on or before June 10, 2011. Mr. Lenocker and his wife are co-trustees and beneficiaries of the trust and have shared voting and investment control over our shares of common stock held therein.

(6)
Consists of 10,500 shares of common stock held in The McEachern Family Trust and 7,500 shares of common stock subject to options exercisable on or before June 10, 2011. Mr. McEachern and his wife are co-trustees and beneficiaries of the trust and have shared voting and investment control over our shares of common stock held therein.

(7)
Consists of 40,000 shares of common stock held by the LVRJC Partnership and 13,500 shares of common stock subject to options exercisable on or before June 10, 2011. Mr. Renken is the managing partner of the partnership and has sole voting and investment control over our shares of common stock held therein.

(8)
Consists of 20,000 shares of common stock held directly by Mr. Shelton and 9,500 shares of common stock subject to options exercisable on or before June 10, 2011.

(9)
Consists of 24,000 shares of common stock held directly by Mr. Toups and 11,500 shares of common stock subject to options exercisable on or before June 10, 2011.

(10)
Consists of 11,183 shares of common stock held directly by Ms. Gant and 45,000 shares of common stock subject to options exercisable on or before June 10, 2011.

(11)
Consists of 9,996 shares of common stock held directly by Mr. Tipermas and 36,666 shares of common stock subject to options exercisable on or before June 10, 2011.

MANAGEMENT

        The following table sets forth the names, ages and positions of our current executive officers. Executive officers of the Company serve at the pleasure of the Board of Directors. During fiscal 2010, Dr. Brisbin, Ms. Gant and Mr. Tipermas were employed pursuant to employment agreements, which are summarized below under "Executive Compensation—Description of Employment Agreements, Salary and Bonus Amounts."

Name	Age	Position
Thomas D. Brisbin	58	President and Chief Executive Officer, Director
Kimberly D. Gant	45	Chief Financial Officer, Senior Vice President and Treasurer
Daniel Chow	60	President and Chief Executive Officer of Willdan Engineering
Marc Tipermas	63	President of National Programs
Frank G. Tripepi	63	President and Chief Executive Officer of Willdan Financial Services

        Biographical information concerning Dr. Brisbin is set forth under the caption "Proposal 1. Election of Directions—Information Regarding Nominees and Directors."

        Kimberly D. Gant was appointed Chief Financial Officer in July 2007. From January 2005 to July 2007, Ms. Gant served as vice president of corporate development for AECOM Technology Corporation. At AECOM, Ms. Gant was responsible for due diligence and integration activities for mergers and acquisitions, treasury and capital markets activities and SEC financial reporting compliance. From October 1996 to January 2005, Ms. Gant was employed by Tetra Tech, Inc. At Tetra Tech, she held finance positions of increasing responsibility, including vice president of corporate development and treasury and vice president of corporate planning and reporting, and was responsible for pre-acquisition financial analysis, acquisition due diligence and execution, treasury management, strategic sourcing and international business and financial risk assessment. Prior to joining Tetra Tech, Ms. Gant was employed by Hydro-Search, Inc., an engineering and consulting firm acquired by Tetra Tech in 1994, in various accounting positions. Ms. Gant is a certified public accountant (inactive) and holds a Bachelor of Accountancy (BAC) from the University of Oklahoma.

        Daniel Chow was appointed President and Chief Executive Officer of Willdan Engineering in December 2008. Prior to joining Willdan, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high-value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008. Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations. During Mr. Chow's tenure with these firms he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations. He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers. Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master's Degree in Environmental Engineering from Illinois Institute of Technology. He is a registered professional engineer in the state of Illinois and Guam.

        Marc Tipermas was appointed President of National Programs in May 2007. Mr. Tipermas has spent most of his 35-year career in the professional services industry in a variety of senior executive level business development and operations positions. From 1981 to 1998, Mr. Tipermas worked at ICF Kaiser International, a global consulting, engineering, and program management firm with over 6,000 employees, and was named President and Chief Operating Officer in 1997. From January 2002 to May 2006, he was Senior Vice President for Business Development of Dynamac Corporation, an environmental consulting firm. From October 1998 to December 2001 and from May 2006 to May 2007, he worked as an independent business development consultant to several nationwide engineering and consulting firms. From 1977 to 1981 Mr. Tipermas worked at the U.S. Environmental Protection Agency (EPA) and from 1980 to 1981 served as the first Director of EPA's Superfund Policy and Program Management Office. From 1975 to 1977 he was Assistant Professor of Political Science at SUNY/Buffalo. Mr. Tipermas received an S.B. from the Massachusetts Institute of Technology and holds Ph.D. and Master's degrees from Harvard University in political science.

        Frank G. Tripepi has been the President and Chief Executive Officer of our subsidiary, Willdan Financial Services, formerly known as MuniFinancial, since June 2002. From October 2008 to December 2009, Mr. Tripepi also served as the interim city manager for the City of La Puente. Prior to joining Willdan Financial Services, Mr. Tripepi served as the city manager of Rosemead, California for approximately 28 years. In April 2004, Mr. Tripepi received an appointment to the Board of Governors of the Rose Institute of State and Local Government. The Rose Institute conducts and publishes research on California government and politics. Mr. Tripepi received his B.A. in Political Science in 1969 from California State University, Fullerton.

EXECUTIVE COMPENSATION

        The following table presents information regarding compensation during fiscal 2010 and fiscal 2009 of our named executive officers (the "Named Executive Officers"). The Named Executive Officers include our principal executive officer and our two other most highly compensated executive officers.

Summary Compensation Table—Fiscal 2010 and Fiscal 2009

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas D. Brisbin	2010	250,016		—	53,610	11,800	315,426
President and Chief Executive Officer; Director	2009	250,016		—	39,800	10,800	300,616
Kimberly D. Gant	2010	223,085	(3)	—	15,001	12,280	250,366
Chief Financial Officer, Senior Vice President and Treasurer	2009	200,013		—	23,880	11,280	235,173
Marc Tipermas	2010	222,118	(4)	—	24,125	15,654	261,897
President of National Programs	2009	220,001		—	13,930	12,347	246,278

(1)
The amounts reported under "Option Awards" represent the aggregate grant date fair value of option awards granted to our Named Executive Officers during fiscal 2010 and 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). Detailed information about the specific awards is reported in the table under "Outstanding Equity Awards at Fiscal 2010 Year-End" below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards granted during fiscal 2010 and 2009 contained in Note 9 (Equity Plans) to our consolidated financial statements, included as part of our 2010 Annual Report filed on Form 10-K.

(2)
The amounts reported under "All Other Compensation" include $1,000 paid by us to each of our Named Executive Officers in fiscal 2010 for 401(k) matching contributions and payments of $8,654 and $6,347 by us to Mr. Tipermas for cash-outs of paid time off in fiscal 2010 and fiscal 2009, respectively. The balance of the amounts under "All Other Compensation" for Dr. Brisbin, Ms. Gant and Mr. Tipermas represents automobile allowances paid to them or use of a company vehicle.

(3)
Effective March 29, 2010, Ms. Gant's salary was increased to $230,000.

(4)
Effective October 2, 2010, Mr. Tipermas' salary was increased to $230,000.

        Dr. Brisbin served on the Board of Directors during fiscal 2010 and 2009. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.

  Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2010 and 2009. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary and, for certain Named Executive Officers, a long-term equity incentive award consisting of stock options. Named Executive Officers also received the other benefits listed in the "All Other Compensation" column of the Summary Compensation Table, as further described in footnote (2) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's employment agreement, if any, is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2010" table, and the description of the material terms of the stock options granted in fiscal 2010 that follows it, provides information regarding the long-term equity incentives awarded to certain Named Executive Officers in fiscal 2010. The "Outstanding Equity Awards at Fiscal 2010 Year-End" and "Option Exercises and Stock Vested in Fiscal 2010" sections provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

  Description of Employment Agreements, Salary and Bonus Amounts

        We have entered into employment agreements with Dr. Brisbin, our President and Chief Executive Officer, Ms. Gant, our Chief Financial Officer, Senior Vice President and Treasurer, and Mr. Tipermas, our President of National Programs. These employment agreements, including the salary and bonus terms of such agreements, are described below. The provisions of these agreements relating to severance benefits following a termination of the executive's employment are described below under "Potential Payments Upon Termination or Change in Control."

        Dr. Brisbin.    On April 2, 2007, we entered into an employment agreement with Dr. Brisbin. This agreement provides for an initial employment term of three years, with the agreement automatically renewing for successive one-year terms unless either party gives written notice not less than 60 days prior to expiration. Under the agreement, Dr. Brisbin received an initial annual base salary of $250,000 for his first year of employment and the board of directors shall review Dr. Brisbin's base salary at least annually thereafter and may increase, but not decrease, the salary then in effect based on such review. Dr. Brisbin is also eligible to receive an annual discretionary bonus in an amount determined by the Board based on the achievement of performance targets established by the Board. The agreement also provides that Dr. Brisbin is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees and an automobile allowance of $900 per month.

        Ms. Gant.    On July 23, 2007, we entered into an employment agreement with Ms. Gant, which was amended on April 22, 2009. This agreement, as amended, provides for an initial employment term through December 31, 2008, with the agreement automatically extending on a monthly basis until terminated by us or Ms. Gant. Under the agreement, Ms. Gant received an initial annual base salary of $200,000 through December 31, 2008 and our board of directors must review Ms. Gant's base salary at least annually and may increase, but not decrease, the salary then in effect based on such review. On March 26, 2010, our board of directors increased Ms. Gant's base salary to $230,000, effective on March 29, 2010. Ms. Gant is also eligible to receive an annual discretionary bonus of up to 50% of her base salary as determined by the Board for each twelve-month period based on performance targets established by the Board. The agreement also provides that Ms. Gant is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees and an automobile allowance of $940 per month.

        Mr. Tipermas.    On May 22, 2007, we entered into an employment agreement with Mr. Tipermas. This agreement provides for an initial employment term through December 31, 2008, with the agreement automatically continuing on an at-will basis until terminated by Mr. Tipermas or by us under the agreement. Under the agreement, Mr. Tipermas received an initial annual base salary of $220,000 through May 31, 2008. Thereafter, Mr. Tipermas' annual base salary must be reviewed by the Chief

Executive Officer at least annually, and may be increased, but not decreased, based on such review. Effective October 2, 2010, Mr. Tipermas' base salary was increased to $230,000. Mr. Tipermas is also eligible to receive an annual incentive bonus as determined by the Chief Executive Officer on the basis of individual and Company performance objectives, provided Mr. Tipermas is employed with the Company on the last day of the 12-month period covered by the bonus. The agreement also provides that Mr. Tipermas is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees.

Grants of Plan-Based Awards in Fiscal 2010

        The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2010 under the 2008 Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Thomas D. Brisbin	8/12/2010	50,000	(1)	2.71	53,610
Kimberly Gant	8/12/2010	14,000	(1)	2.71	15,001
Marc Tipermas	8/12/2010	22,500	(1)	2.71	24,125

(1)
The options vest in substantially equal annual installments over the three year period following the grant date.

  Description of Plan-Based Awards

        During fiscal 2010, each of Dr. Brisbin, Ms. Gant and Mr. Tipermas were awarded stock options under the 2008 Plan. The options were granted on August 12, 2010, and will vest in substantially equal annual installments over three years from the grant date. The options were granted with a per-share exercise price equal to the closing market price of the Company's common stock on the Nasdaq Global Market on the grant date and have a term of ten years. Outstanding options, however, may terminate earlier than their stated expiration date in connection with a change in control transaction or a termination of the recipient's employment. The recipient will generally have three months to exercise the stock option following a termination of employment. This period is extended to 12 months if the recipient dies or terminates his or her employment because of a disability incurred while employed by the Company. However, if a recipient's employment is terminated by the Company for cause, outstanding stock options (whether vested or unvested) will immediately terminate. The stock options granted to our Named Executive Officers during fiscal 2010 do not include any dividend or dividend equivalent rights.

        As indicated above, the stock options granted in fiscal 2010 were granted under, and are subject to the terms of, the 2008 Plan, which is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of an award recipient upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan documents, are not made for value.

        Under the terms of the 2008 Plan, if there is a change in control of the Company, each recipient's outstanding equity-based awards granted under the plan will generally become fully vested and exercisable to the extent such outstanding awards are not substituted or assumed in connection with the transaction. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table presents information regarding the outstanding option awards held by each Named Executive Officer as of December 31, 2010. No Named Executive Officer held any outstanding stock awards (other than options) as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas D. Brisbin	100,000	—		—	9.30	4/2/2017
	15,000	—		—	5.60	3/10/2018
	16,666	33,334	(1)	—	1.87	6/8/2019
	—	50,000	(2)	—	2.71	8/12/2020
Kimberly D. Gant	25,000	—		—	9.90	7/23/2017
	10,000	20,000	(1)	—	1.87	6/8/2019
	—	14,000	(2)	—	2.71	8/12/2020
Marc Tipermas	25,000	—		—	9.38	5/22/2017
	5,833	11,667	(1)	—	1.87	6/8/2019
	—	22,500	(2)	—	2.71	8/12/2020

(1)
These options were granted on June 8, 2009 and vest in substantially equal annual installments over three years from their grant date.

(2)
These options were granted on August 12, 2010 and vest in substantially equal annual installments over three years from their grant date.

Option Exercises and Stock Vested in Fiscal 2010

        Our Named Executive Officers did not exercise any stock options during fiscal 2010. No stock awards have ever been granted to our Named Executive Officers.

 Potential Payments Upon Termination or Change in Control

        As noted above, outstanding options issued under our 2006 Plan or our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction. The employment agreements for Dr. Brisbin, Ms. Gant and Mr. Tipermas also provide for severance benefits upon termination by us without cause or by the Named Executive Officer for good reason, each as described below.

        Dr. Brisbin.    If Dr. Brisbin's employment is terminated by us without cause or by Dr. Brisbin for good reason (as those terms are defined in the employment agreement), Dr. Brisbin will receive severance compensation in an amount equal to his then-current annual base salary through the end of the term of his employment agreement plus health benefits for such period. However, if Dr. Brisbin breaches his non-competition or non-solicitation obligations under his employment agreement at any time, he will no longer be entitled to receive any unpaid severance benefits.

        Ms. Gant.    If Ms. Gant's employment is terminated by us without cause or by Ms. Gant for good reason (as those terms are defined in the employment agreement) during Ms. Gant's employment period, Ms. Gant will receive severance compensation in an amount equal to her then-current annual base salary, plus health benefits, for six months after the date that her employment agreement is terminated. However, if Ms. Gant breaches her non-competition or non-solicitation obligations under her employment agreement at any time, she will no longer be entitled to receive any unpaid severance benefits.

        Mr. Tipermas.    If Mr. Tipermas' employment is terminated by us without cause or by Mr. Tipermas for good reason (as those terms are defined in the employment agreement), Mr. Tipermas will be paid severance payment equal to six months of his base salary.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2010

        The following table presents information regarding the compensation earned during fiscal 2010 by individuals who were members of our Board of Directors at any time during fiscal 2010, except Named Executive Officers (referred to herein as "Non-Employee Directors"). Dr. Brisbin is a Named Executive Officer and his compensation is presented above under "Executive Compensation" in the Summary Compensation Table and related explanatory tables. Dr. Brisbin is not entitled to additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Totals ($)
Linda L. Heil	36,250	—	4,907	4,629	45,786
Raymond W. Holdsworth	34,500	—	4,907	—	39,407
W. Tracy Lenocker	39,500	—	4,907	—	44,407
Douglas J. McEachern	37,500	—	4,907	—	42,407
Keith W. Renken	46,000	—	4,907	—	50,907
Wayne Shelton	39,000	—	4,907	—	43,907
John M. Toups	42,000	—	4,907	—	46,907
Win Westfall	47,500	—	4,907	10,081	62,488

(1)
The amounts reported under "Option Awards" above represent the aggregate grant date fair value of option awards granted to our Non-Employee Directors during fiscal 2010 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of option awards contained in Note 9 (Equity Plans) to our consolidated financial statements, included as part of our annual report filed on Form 10-K.

As of December 31, 2010, Mr. Lenocker held 21,000 outstanding and unexercised stock option awards, Mrs. Heil and Mr. Renken each held 16,000 outstanding and unexercised stock option awards, Mr. Toups held 14,000 outstanding and unexercised stock option awards, Mr. Shelton and Mr. Westfall each held 12,000 outstanding and unexercised stock option awards, and Mr. Holdsworth and Mr. McEachern each held 10,000 outstanding and unexercised stock option awards. As of December 31, 2010, none of our Non-Employee Directors held any outstanding stock awards (other than options).

(2)
The amount reported under "All Other Compensation" with respect to Mrs. Heil is the estimated value of medical benefit coverage for fiscal 2010 for Mrs. Heil and her two dependents pursuant to an arrangement approved by our Board of Directors in May 2006. The amount reported under "All Other Compensation" with respect to Mr. Westfall is the estimated value of medical benefit coverage for fiscal 2010 for Mr. Westfall and his spouse pursuant to an arrangement approved by our Board of Directors in May 2006.

        Compensation for Non-Employee Directors during fiscal 2010 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a stock option award.

  Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during fiscal 2010. Effective October 2009, the Board elected to reduce the annual retainer for board membership from $30,000 to $24,000. At the end of the first quarter of fiscal 2010, the Board elected to increase the annual retainer paid to the chairman of the board from $10,000 to $20,000.

Type of Fee	Dollar Amount
Annual Board Retainer	$24,000
Additional Annual Retainer to Chairman of the Board	$20,000
Additional Annual Retainer to Chair of Audit Committee	$5,500
Additional Annual Retainer to Chair of Compensation Committee	$3,500
Additional Annual Retainer to Chair of Investment, Finance and Strategy Committee	$2,500
Additional Annual Retainer to Chair of Nominating and Corporate Governance Committee	$2,500
Additional Annual Retainer for Committee Membership (non-chair)	$1,500
Additional Daily Fee for Personal Attendance at Board Meetings(1)	$1,500
Additional Daily Fee for Telephonic Attendance at Board Meetings(1)	$750
Additional Daily Fee for Personal Attendance at Committee Meetings(1)	$1,000
Additional Daily Fee for Telephonic Attendance at Committee Meetings(1)	$500

(1)
Directors only receive one fee for meetings per day.

        All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

  Stock Option Awards

        In June 2010, each Non-Employee Director was granted an award of 5,000 stock options under the 2008 Plan. The stock option awards were granted with a per-share exercise price equal to the fair market value of a share of the Company's Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2008 Plan and the Company's equity award grant practices, the fair market value is equal to the closing price of a share of the Company's common stock on the Nasdaq Global Market on the grant date.

        Each stock option granted to our Non-Employee Directors in fiscal 2010 is subject to a two year vesting schedule, with 50% of the option vesting on each of the first and second anniversaries of the grant date. Once vested, each stock option will generally remain exercisable until its normal expiration date. The stock options granted to our Non-Employee Directors in fiscal 2010 have a term of ten years. Outstanding stock options, however, may terminate earlier in connection with a change in control transaction or a termination of the Non-Employee Director's services as a director. Subject to any accelerated vesting that may apply in particular circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Non-Employee Director's services as a director. The Non-Employee Director will generally have three months to exercise the vested portion of the stock option following a termination of service. This period is extended to twelve months if the termination is on account of the Non-Employee Director's death or permanent disability. The options granted to Non-Employee Directors in fiscal 2010 do not include any dividend or dividend equivalent rights.

        The Compensation Committee of the Board of Directors administers Non-Employee Director stock option awards granted under the 2008 Plan and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits. Pursuant to the terms of the 2008 Plan, stock options granted to our Non-Employee Directors will generally vest on an accelerated basis in connection with a change in control of the Company to the extent such awards are not substituted or assumed by a successor in connection with the transaction.

EQUITY COMPENSATION PLAN INFORMATION

        The Company currently maintains three equity compensation plans: (1) the 2008 Plan, (2) the ESPP, and (3) the 2006 Plan. Each of these plans has been approved by our stockholders.

        The following table sets forth, for our equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under all of our plans as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock units		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	859,634	(1)	$3.90	443,877	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	859,634	(1)	$3.90	443,877	(2)

(1)
Of these shares, 648,134 were subject to options then outstanding under the 2008 Plan, and 211,500 were subject to options then outstanding under the 2006 Plan.

(2)
Of the aggregate number of shares that remained available for future issuance, 240,366 were available under the 2008 Plan and 203,511 were available under the ESPP. This number of shares is presented before giving effect to the 10,960 shares purchased under the ESPP for the purchase period that ended on December 31, 2010, which shares were delivered in February 2011. Subject to certain express limits of the 2008 Plan, shares available for award purposes under the 2008 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. No new awards may be granted under the 2006 Plan.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

        The following provides a description of certain relationships and related transactions since the beginning of fiscal year 2008 between some of our directors and executive officers and us or our subsidiaries and affiliates.

        Sublease with Infuse Capital.    On November 3, 2009, we entered into a Sublease Agreement with Infuse Capital, a California corporation ("Infuse"). One of our directors, Tracy Lenocker, is the sole owner of Infuse. Pursuant to the Sublease Agreement, Infuse subleased from us approximately 4,869 square feet of office space from December 15, 2009 through June 29, 2013. As of September 1, 2010, we turned over to our landlord the portion of our headquarters office space that was subleased to Infuse and terminated the Sublease Agreement. Infuse paid us a monthly rent of approximately $8,500, for a total of approximately $72,000 through August 31, 2010. Infuse also paid us a proportionate share of certain operating expenses and taxes relating to the subleased property.

        Lifetime Medical Benefits.    On May 19, 2006, our board of directors approved the extension of lifetime medical benefits to our director, Mrs. Heil, and our Chairman of the Board, Mr. Westfall, and his spouse, Patricia Westfall. Mrs. Heil's eligible dependents are included through the maximum age allowable under our benefits plan. In fiscal 2010, we paid premiums for these medical benefits in the amounts of $4,629 for Ms. Heil and her eligible dependents and $10,081 for Mr. Westfall and his spouse.

        Tax Agreements.    In connection with our initial public offering in November 2006, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders, including our Chairman of the Board, Mr. Westfall, and our directors, Mrs. Heil and Mr. Lenocker. Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation. Such indemnification also includes any losses, costs or expenses, including reasonable attorneys' fees, arising out of a claim for such tax liability.

        Indemnification Agreement.    In connection with our initial public offering in November 2006, we entered into an Indemnification Agreement with our director, Mrs. Heil, as trustee of The 1994 Dan W. Heil and Linda Lee Heil Revocable Trust, the selling stockholder in the initial public offering. Pursuant to this agreement, we agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the selling stockholder may be required to make for certain liabilities.

Related Person Transaction Policy

        In March 2007, the Board adopted a policy addressing the Company's procedures with respect to the review, approval and ratification of "related person transactions" that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a "related person" (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a "Related Person Transaction") shall be subject to review and approval or ratification by the Audit Committee. In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the "related person's" interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company's ordinary course of business, (iv) whether the transaction with the "related person" is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

        No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a "related person" provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Committee or the Board.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for the Company's financial reporting process, audit process and internal controls as more fully described in the Audit Committee charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2010 with the Company's management and with the Company's independent registered public accounting firm. In addition, the Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company.

        Based on the review and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee

Keith W. Renken (Chair)
Douglas J. McEachern
John M. Toups

        The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

OTHER INFORMATION

Solicitation of Proxies

        The cost of solicitation of proxies will be paid by the Company. Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders. Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means. In addition, Computershare Investor Services will assist in the solicitation of proxies. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company's Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary or upon oral request directed to the Company's Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number. Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year's Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

        We will mail you, without charge, a copy of our annual report on form 10-K for the fiscal year ended December 31, 2010, including the consolidated financial statements, schedules and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor relations. The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's Proxy Statement and form of proxy for the 2012 Annual Meeting of Stockholders must be received by the Company by December 21, 2011. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals.

        A stockholder otherwise desiring to bring a proposal before the 2012 Annual Meeting of Stockholders (including generally any proposal relating to the nomination of a director to be elected to the Board of Directors) must comply with the then current advance notice and information requirements in the Company's Charter and Bylaws and deliver the proposal to the principal executive offices of the Company after February 4, 2012 and on or before March 5, 2012 (90 to 120 days prior to the first anniversary of this year's Annual Meeting) in order for such proposal to be considered timely. If, however, the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after June 3, 2012, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the Annual Meeting, and no later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the date on which public disclosure of the date of the Annual Meeting is first made by the Company. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2012 Annual Meeting of Stockholders is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors by February 24, 2012 (100 days prior to the first anniversary of this year's Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any proposal nominating a director candidate must also comply with the requirements above under "Proposal 1. Election of Directors—The Board of Directors—Director Nominations by Stockholders."

        Our bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company's Secretary and the stockholder must be entitled to vote at the Annual Meeting.

        A stockholder notice to nominate a director or bring any other business before the 2012 Annual Meeting of Stockholders must set forth certain information specified in our Bylaws. Any stockholder proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports furnished to us, the following officers, directors and greater than 10% stockholders failed to file certain reports required by Section 16(a) of the Exchange Act on a timely basis.

        Dr. Brisbin had one late filing on Form 4 that did not timely report one transaction. Dr. Brisbin reported an August 12, 2010 grant of 50,000 stock options on August 20, 2010.

        Ms. Gant had one late filing on Form 4 that did not timely report one transaction. Ms. Gant reported an August 12, 2010 grant of 14,000 stock options on August 20, 2010.

        Mr. Tipermas had one late filing on Form 4 that did not timely report one transaction. Mr. Tipermas reported an August 12, 2010 grant of 22,500 stock options on August 19, 2010.

        Mr. Tripepi had one late filing on Form 4 that did not timely report one transaction. Mr. Tripepi reported an August 12, 2010 grant of 5,000 stock options on August 19, 2010.

        Mrs. Heil had three late filings on Form 4 that did not timely report nine transactions. Mrs. Heil reported sales of our common stock totaling (i) 20,000 shares in transactions dated August 16, 2010, August 17, 2010 and August 24, 2010 on September 13, 2010; and (ii) 19,583 shares in transactions dated October 18, 2010 and October 19, 2010 on October 25, 2010.

        Mr. Renken had one late filing on Form 4 that did not timely report two transactions. Mr. Renken reported purchases of our common stock totaling 5,000 shares in transactions dated November 26, 2008 and November 28, 2008 on September 20, 2010.

        To our knowledge, based solely on our review of the copies of such reports furnished to us, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

        The Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Willdan Group, Inc. 01BQ9C 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A The Board of Directors recommends a vote FOR the election of each of the nominees for director and FOR Proposal 2. For Against Abstain 2. To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 30, 2011. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. 04 - Raymond W. Holdsworth 07 - Keith W. Renken 02 - Thomas D. Brisbin, Ph.D. 05 - W. Tracy Lenocker 03 - Linda L. Heil 06 - Douglas J. McEachern 1. To elect nine members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified*: For Withhold For Withhold For Withhold *For the terms described in the accompanying Proxy Statement. IMPORTANT ANNUAL MEETING INFORMATION 01 - Win Westfall 08 - Wayne Shelton 09 - John M. Toups 1 1 5 4 8 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies granted by these methods are valid under California law. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on June 3, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/WLDN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 3, 2011 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas Brisbin, Ph.D. and W. Tracy Lenocker, or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, on June 3, 2011 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on Monday, April 11, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” Proposal 2, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. Proxy — Willdan Group, Inc. You are cordially invited to attend the Annual Meeting of Stockholders of WILLDAN GROUP, INC. to be held Friday, June 3, 2011 at 10:00 a.m. Pacific Daylight Time at THE HYATT REGENCY ORANGE COUNTY 11999 HARBOR BOULEVARD GARDEN GROVE, CALIFORNIA 92840 C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.